UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 4, 2008
TOLL BROTHERS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-09186 (Commission File Number)	23-2416878 (IRS Employer Identification No.)
250 GIBRALTAR ROAD, HORSHAM PA 19044
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of Toll Brothers, Inc., a Delaware corporation (the “Corporation”), has approved the amendment and restatement of the Corporation’s Supplemental Executive Retirement Plan (as amended and restated, the “Plan”). The information presented in this Item 5.02 includes a description of the Plan and the material amendments to the Plan. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The amendments to the Plan were conditioned upon the resolution of certain tax-related issues, which occurred on February 4, 2008, and have an effective date as of December 12, 2007.
The purpose of the Plan is to provide retirement benefits for the Corporation’s executive officers and designated other current and former members of senior management. To be eligible to receive the annual retirement benefit, participants must have completed 20 years of service with the Corporation, and have reached age 62. Robert I. Toll, Chairman and Chief Executive Officer, Zvi Barzilay, President and Chief Operating Officer, and Joel H. Rassman, Executive Vice President, Treasurer and Chief Financial Officer (collectively, the “Executive Officers”), among others, are entitled to an annual retirement benefit under the Plan, payable for 20 years upon retirement or separation from the Corporation due to death or disability. Prior to the amendments to the Plan, the annual retirement benefit under the Plan to Mr. Toll was $500,000 per year, to Mr. Barzilay, $260,000 per year, and to Mr. Rassman, $250,000 per year. All of the Executive Officers have already completed 20 years of service with the Corporation, and all have reached, or will reach prior to the end of fiscal year 2008, age 62.
The Board believes the long-standing service of, and leadership provided by, each of the Executive Officers has been an invaluable asset to the Corporation. The Board wishes to reward such service and encourage the Executive Officers to continue to remain with the Corporation beyond the age of 62. For these reasons, the Board, on December 12, 2007, approved amendments to the Plan to (1) increase the annual retirement benefit to the Executive Officers who have over 20 years of service with the Corporation and remain in the service of the Corporation beyond age 62, and (2) add a provision that provides for acceleration of benefits to all participants in the event of a change of control (as defined in Section 4.4(c) of the Plan) of the Corporation. In addition, the Board authorized certain technical changes required by Section 409A of the Internal Revenue Code.
The amendments to the Plan increase the annual retirement benefits to each of the Executive Officers by 10% of the respective annual benefit amount set forth above for each Executive Officer on such Executive Officer’s birthday beginning in fiscal 2008, and the annual retirement benefits to each of the Executive Officers shall continue to increase each year by 10% of the respective annual benefit amount set forth above for each Executive Officer on each birthday for ten years, or until the Executive Officer retires or his service with the Corporation ends due to death or disability. In order to be eligible receive the annual increase in any given year, the Executive Officer must be employed by the Corporation on his birthday during the relevant year, have completed 20 years of service with the Corporation on or prior to such date, and have reached age 62 on or prior to such date.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits.
     The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit
No.	Item
10.1	Toll Brothers, Inc. Supplemental Executive Retirement Plan (Amended and Restated effective as of December 12, 2007)
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC		Dated: February 7, 2008

By:	Joseph R. Sicree

Senior Vice President, Chief Accounting Officer
EXHIBIT INDEX

Exhibit
No.	Item
10.1*	Toll Brothers, Inc. Supplemental Executive Retirement Plan (Amended and Restated effective as of December 12, 2007)
*Filed electronically herewith.